SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
Hillenbrand Industries, Inc.
(Name of Registrant as Specified in Its Charter)

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HILLENBRAND INDUSTRIES, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held March 13, 2008
     A special meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation (the “Company”), 1069 State Route 46 East, Batesville, Indiana 47006, will be held at the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006, on March 13, 2008, at 10:00 a.m., Eastern time.
     The purpose of the special meeting is to vote on a proposal to amend the Company’s Amended and Restated Articles of Incorporation to change the name of the Company from “Hillenbrand Industries, Inc.” to “Hill-Rom Holdings, Inc.” in connection with the previously announced proposed separation of the Company’s funeral service and medical technology businesses into two publicly traded companies.
     The Board of Directors has fixed the close of business on February 11, 2008, as the record date for determining which shareholders are entitled to receive notice of and to vote at the special meeting.
     Your vote is important. To ensure that we have a quorum for the meeting and that your vote is counted, please promptly submit your proxy. You may submit your proxy by mail or telephone or over the Internet. Instructions for each type of submission are provided on the enclosed proxy card. If you prefer to send your proxy by mail, an envelope is enclosed.

By Order of the Board of Directors

Patrick D. de Maynadier
Secretary
February 12, 2008

HILLENBRAND INDUSTRIES, INC.
PROXY STATEMENT
     This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand Industries, Inc. (the “Company”), 1069 State Route 46 East, Batesville, Indiana 47006, telephone (812) 934-7000, of proxies for use at a special meeting of the Company’s shareholders to be held at the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006, on March 13, 2008, at 10:00 a.m., Eastern time, and at any adjournments of the meeting.
     The purpose of the special meeting is to vote on a proposal to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to change the name of the Company from “Hillenbrand Industries, Inc.” to “Hill-Rom Holdings, Inc.” in connection with the previously announced proposed separation of the Company’s funeral service and medical technology businesses into two publicly traded companies.
     This proxy statement and the enclosed form of proxy will be mailed initially to shareholders on or about February 13, 2008. All shares represented by proxies submitted pursuant to this solicitation will be voted at the special meeting in accordance with instructions given by shareholders. Where no instructions are given, the shares will be voted in favor of the proposed amendment to the Company’s Articles of Incorporation to change the Company’s name.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on March 13, 2008.
•	The proxy statement is available at www.hillenbrand.com.
VOTING
     The close of business on February 11, 2008, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the special meeting. On February 11, 2008, there were 62,252,546 shares of the Company’s common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the special meeting. Votes cast by proxy, whether by proxy card, telephone or the Internet, or in person at the special meeting will be tabulated by the election inspectors appointed for the meeting. If you submit your proxy by telephone or via the Internet, you should not return your proxy card. Instructions for submitting proxies by telephone or the Internet are set forth on the enclosed proxy card. If you choose to submit your proxy by mail, please sign, date and return the proxy card in the envelope provided. A proxy may be revoked at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.
     Vote Necessary to Adopt Proposal. The proposed amendment to the Company’s Articles of Incorporation to change the Company’s name will be approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment at a meeting at which a quorum is present. A majority of the issued and outstanding shares of the Company’s common stock constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Abstentions and broker non-votes will result in fewer votes being cast with respect to the proposed amendment. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power for that matter and has not received instructions from the beneficial owner. In general, brokers have discretionary voting power for matters such as the proposed amendment.

PROPOSAL—APPROVAL OF THE AMENDMENT TO
THE COMPANY’S ARTICLES OF INCORPORATION
TO CHANGE THE COMPANY’S NAME
     The Board of Directors of the Company has unanimously approved, subject to the conditions described below, the amendment of the Company’s Articles of Incorporation to change the Company’s name from “Hillenbrand Industries, Inc.” to “Hill-Rom Holdings, Inc.”
     A subsidiary of the Company, Batesville Holdings, Inc. (“Batesville Holdings”), has filed with the Securities and Exchange Commission a Form 10 and a related information statement relating to the proposed distribution to the Company’s shareholders of all of the common stock of Batesville Holdings. Batesville Holdings is a newly formed holding company for the Company’s funeral service business, which has operated under the Batesville Casket name.
     This distribution is to be made pursuant to a plan approved in principle by the Company’s Board of Directors on May 7, 2007, to separate the Company’s funeral service business from its medical technology business conducted through its Hill-Rom business unit. Upon completion of the distribution, the Company’s shareholders will own 100% of the common stock of Batesville Holdings. The Company will continue as a publicly traded company with Hill-Rom as its sole operating unit.
     In connection with, and effective shortly before, the distribution, the Company intends to change its name to “Hill-Rom Holdings, Inc.”, and Batesville Holdings intends to change its name to “Hillenbrand, Inc.” These name changes are proposed to be made to continue the long association of the Hillenbrand name with the Batesville Casket business. The Company also intends to change its New York Stock Exchange trading symbol to “HRC,” and Batesville Holdings has applied to list its common stock on the New York Stock Exchange under the trading symbol “HI.”
     The following diagram depicts the pre- and post-distribution structures:

     The name change is not intended to become effective if the distribution does not occur. Accordingly, the proposal to amend the Company’s Articles of Incorporation to change the Company’s name is subject to the following conditions, in addition to shareholder approval:
•	the final approval of the distribution by the Company’s Board of Directors and the execution and delivery by the Company and Batesville Holdings of a definitive distribution agreement governing the terms of the distribution; and

•	the satisfaction or waiver of all conditions to the distribution set forth in the distribution agreement, which are expected to include the following:

•	Batesville Holdings’ registration statement on Form 10 shall have become effective under the Securities Exchange Act of 1934, as amended;

•	the listing of Batesville Holdings common stock on the New York Stock Exchange shall have been approved;

•	any government approvals and other material consents necessary to consummate the distribution shall have been received and be in full force and effect;

•	no order, injunction, decree or regulation issued by any governmental authority or other legal restraint or prohibition preventing consummation of the distribution shall be in effect, and no other event outside the control of the Company shall have occurred or failed to occur that prevents the consummation of the distribution; and

•	the Board of Directors of the Company shall not have determined, in its sole discretion, that the distribution is not in the best interests of the Company or its shareholders or that market conditions or other circumstances are such that it is not advisable to separate the funeral service business from the Company.
     Shareholders will not be required to submit their stock certificates for exchange as a result of the proposed name change. Following the effective date of the amendment changing the name of the Company, all new stock certificates issued by the Company will be printed with the Company’s new name.
     The Board of Directors recommends that shareholders vote FOR the proposal to amend the Company’s Articles of Incorporation to change the name of the Company from “Hillenbrand Industries, Inc.” to “Hill-Rom Holdings, Inc.”
INTEREST OF CERTAIN PERSONS
IN MATTERS TO BE ACTED UPON
     None of the Company’s officers or directors or their associates has a substantial interest in the matter to be acted upon at the special meeting other than as a shareholder of the Company.
OWNERSHIP OF COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information with respect to the beneficial ownership of the Company’s outstanding common stock as of January 31, 2008 by:
•	each of the Company’s “named executive officers” and directors;

•	all of the Company’s directors and executive officers as a group; and

•	each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s common stock.
     Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying options, warrants and convertible securities that as of January 31, 2008 were, or within 60 days of January 31, 2008 will be, exercisable or convertible into shares of common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

     The percent of class information is calculated based on 62,244,622 shares of the Company’s common stock outstanding as of January 31, 2008.
     Except as otherwise noted in the footnotes below, the individual director or executive officer or their family members had sole voting and investment power with respect to such securities. None of the shares beneficially owned by our directors or executive officers are pledged as security except as disclosed below with respect to Ray J. Hillenbrand. The address of each individual named below is c/o Hillenbrand Industries, Inc., 1069 State Route 46 East, Batesville, Indiana 47006.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned		Percent of Class
Directors and Executive Officers:
Rolf A. Classon	37,365	(1)	*
Peter H. Soderberg	158,198	(2)	*
Gregory N. Miller	66,625	(3)	*
Patrick D. de Maynadier	100,614	(4)	*
Kenneth A. Camp	200,205	(5)	*
John H. Dickey	58,998	(6)	*
Charles E. Golden	18,015	(7)	*
Ray J. Hillenbrand	480,201	(8)	*
W August Hillenbrand	2,369,386	(9)	3.8%
Eduardo R. Menascé	5,626	(10)	*
Joanne C. Smith	7,144	(10)	*
Ronald A. Malone	455	(10)	*
Patrick T. Ryan	455	(10)	*
All directors and executive officers as a group (15 persons)	3,543,970	(11)	5.7%

Other 5% Shareholders:
Franklin Mutual Advisers, LLC	3,232,488	(12)	5.2%
101 John F. Kennedy Parkway Short Hills, New Jersey 070708
Franklin Resources, Inc.	3,586,514	(13)	5.8%
One Franklin Parkway San Mateo, California 94493-1906
Bank of America Corporation	3,658,584	(14)	5.9%
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255

*	Less than 1% of the total shares outstanding.

(1)	Includes (i) 8,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 10,533 shares of vested deferred stock and (iii) 10,501 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(2)	Includes (i) 69,582 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 67,750 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 9,350 shares of performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(3)	Includes (i) 41,568 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 14,374 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 7,700 shares of performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(4)	Includes (i) 74,680 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 13,292 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 6,550 shares of performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(5)	Includes (i) 148,501 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 31,183 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 7,700 shares of performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(6)	Includes (i) 38,667 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 13,031 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iii) 4,650 shares of performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(7)	Includes (i) 8,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 2,871 shares of vested deferred stock and (iii) 7,144 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(8)	Includes (i) 11,379 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company. Includes 128,975 shares held of record by a charitable foundation, of which Ray J. Hillenbrand is a trustee; and 222,854 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares. 44,916 of the shares beneficially owned by Mr. Hillenbrand are pledged as security.

(9)	Includes (i) 132,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008 and (ii) 7,144 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company. Also includes 202,978 shares owned beneficially by W August Hillenbrand’s wife, Nancy K. Hillenbrand, 193,476 shares owned by grantor retained annuity trusts (GRATs), 1,433,927 shares owned of record, or which may be acquired within sixty days, by trusts of which W August Hillenbrand is trustee or co-trustee; 71,771 shares held by a limited liability company. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(10)	Represents deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(11)	Includes (i) 548,965 shares that may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2008, (ii) 13,404 shares of vested deferred stock, (iii) 198,933 deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company and (iv) 38,300 shares of performance based deferred stock shares (otherwise known as restricted stock units) held on the books and records of the Company.

(12)	This information is based solely on an Amendment No. 1 to Schedule 13D filed by Franklin Mutual Advisers, LLC with the Securities and Exchange Commission on November 21, 2006.

(13)	This information is based solely on an Amendment No. 2 to Schedule 13G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on February 4, 2008. The Schedule 13G also was filed with respect to all or a portion of such shares by Charles B. Johnson and Rupert H. Johnson, Jr., with the same address as Franklin Resources, Inc., and by Franklin Advisory Services, LLC, One Parker Plaza, 9th Floor, Fort Lee, NJ 07024.

(14)	This information is based solely on a Schedule 13G filed by Bank of America Corporation with the Securities and Exchange Commission on February 7, 2008. The Schedule 13G also was filed with respect to all or a portion of such shares by NB Holdings Corporation, Bank of America N.A., United States Trust Company, N.A., Banc of America Securities Holdings Corporation, Banc of America Securities LLC, Columbia Management Group, LLC, Columbia Management Advisors, LLC and Banc of America Investment Advisors, Inc, with the same address as Bank of America Corporation.

COST OF SOLICITATION
     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone, electronic communication and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.
SHAREHOLDER PROPOSALS
     In order for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the Company’s 2009 annual meeting of shareholders and included in the Company’s proxy statement and form of proxy relating to that meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal offices in Batesville, Indiana not later than September 6, 2008.
     In addition, the Company’s Amended and Restated Code of By-laws provides that for business to be brought before a shareholders’ meeting by a shareholder or for nominations to the Board of Directors to be made by a shareholder for consideration at a shareholders’ meeting, notice thereof must be received by the Secretary of the Company at the Company’s principal offices not later than 100 days prior to the anniversary of the immediately preceding annual meeting, or not later than October 31, 2008 for the 2009 annual meeting of shareholders. The notice must also provide certain information set forth in the Amended and Restated Code of By-laws.
February 12, 2008

Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 13, 2008.
Vote by Internet
• Log on to the Internet and go to
 www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada  & Puerto Rico any time on a touch tone telephone. There is NO  CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposal to amend the Company’s Amended and Restated Articles of Incorporation to change the name of the Company from “Hillenbrand Industries, Inc.” to “Hill-Rom Holdings, Inc.” — The Board of Directors recommends a vote FOR this Proposal.

For	Against	Abstain
[ ]	[ ]	[ ]
B Non-Voting Items
Change of Address - Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
IMPORTANT: This proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, partner, officer or guardian, please give your full title. If shares are held jointly, all holders must sign the proxy. No postage is required if mailed in the United States.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Hillenbrand Industries, Inc.

Proxy for Special Meeting Of Shareholders To Be Held March 13, 2008
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Peter H. Soderberg and Patrick D. de Maynadier, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand Industries, Inc. (the “Company”) at the the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006-7798, on March 13, 2008 at 10:00 a.m., local time (Eastern Time), and at any adjournments of the meeting, on the matter identified on the reverse.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.
This proxy may be revoked at any time before it is exercised.
Please sign name and title exactly as shown on label on this proxy card.
(continued and to be signed on reverse side)